PRESS RELEASE
COMCAST REPORTS 3rd QUARTER 2026 RESULTS
PHILADELPHIA - October 22, 2026… Comcast Corporation (NASDAQ: CMCSA) today reported results for the quarter ended September 30, 2026.
“We are taking decisive steps to strengthen our businesses and unlock the full potential of their structural advantages," said Brian L. Roberts and Mike Cavanagh, co-CEOs of Comcast Corporation. "In Connectivity & Platforms, our near-term financial results reflect the investments we're making to navigate an increasingly dynamic environment. We're encouraged by improving customer satisfaction, strong conversion of free wireless lines to paid relationships, growing adoption of premium wireless plans across our 10.6 million total wireless lines and healthy growth in Business Services, led by Enterprise, where there is substantial opportunity ahead. At the same time, we're transforming our operations to move faster, improve efficiency and fully capitalize on the strength of our businesses. In Content & Experiences, Peacock delivered its second consecutive profitable quarter, generating $261 million in Adjusted EBITDA on $1.8 billion in revenue, driven by strong growth in distribution, while Universal surpassed $5 billion at the global box office, led by the record-breaking success of The Odyssey, now Universal's highest-grossing film of all time. Despite near-term cyclical headwinds in Theme Parks, we remain confident in the business's long-term growth potential. We generated $4.2 billion in free cash flow and are making meaningful progress on the separation of NBCUniversal and Sky, which remains on track to create two independent companies with the financial strength and flexibility to pursue their respective growth strategies."

($ in millions, except per share data)
	3rd Quarter
Consolidated Results	2026	2025	Change

Revenue	$29,298	$31,198	(6.1%)
Pro Forma Revenue[1]	$29,298	$29,151	0.5%
Net Income Attributable to Comcast	$3,448	$3,332	3.5%
Adjusted Net Income[2]	$3,824	$4,125	(7.3%)
Adjusted EBITDA[3]	$9,106	$9,669	(5.8%)
Pro Forma Adjusted EBITDA[1]	$9,106	$9,038	0.8%
Earnings per Share[4]	$0.97	$0.90	7.2%
Adjusted Earnings per Share[2]	$1.07	$1.12	(4.0%)
Net Cash Provided by Operating Activities	$7,902	$8,693	(9.1%)
Free Cash Flow[5]	$4,211	$4,945	(14.8%)

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedule on Comcast’s Investor Relations website at www.cmcsa.com.
3rd Quarter 2026 Highlights:
•Generated Consolidated Adjusted EBITDA of $9.1 Billion, Adjusted EPS of $1.07 and Free Cash Flow of $4.2 Billion
•Paid $1.2 Billion in Dividend Payments to Shareholders
•Domestic Wireless Customer Line Net Additions Were 368,000 and 1.6 Million Over the Last 12 Months; Total Wireless Lines Increased to 10.6 Million, Reaching Nearly 18% Penetration of Our Domestic Residential Broadband Customers and 7% of Total Addressable Wireless Lines in Our Footprint
•Continued to Drive Adoption of Higher-Value Products; Nearly 45% of Our Broadband Customers Are Now on Gig-Plus Speed Tiers, Up Nearly 10 Percentage Points Year-over-Year, and Premium Unlimited Plans Represented Approximately 40% of Postpaid Phone Connects
•Launched Xfinity Shield, a First-of-its-Kind Platform That Transforms Xfinity Wi-Fi into an Always-On Layer of Cybersecurity, Home and Family Protection
•Business Services Connectivity Revenue Increased 2.7% to $2.6 Billion, EBITDA Increased 1.7% to $1.5 Billion and EBITDA Margin Was 55.9%
•Peacock Delivered EBITDA of $261 Million, Increasing $478 Million Year-over-Year; Paid Subscribers Increased 17% Year-over-Year to 48 Million

•The Odyssey Premiered in July and Became Universal's Highest Grossing Film of All Time with Nearly $1.8 Billion in Worldwide Box Office Year-to-Date; Universal Became the First Studio to Reach $5 Billion at the Global Box Office in 2026; Studios EBITDA Increased 18.6% to $402 Million
•Opened Fast & Furious: Hollywood Drift at Universal Studios Hollywood, the Park's First-Ever High-Speed Outdoor Roller Coaster and the Fastest Roller Coaster in the Universal Destinations & Experiences Portfolio

3rd Quarter Consolidated Financial Results
\
Revenue decreased 6.1% compared to the prior year period. Net Income Attributable to Comcast increased 3.5%. Adjusted Net Income decreased 7.3%. Adjusted EBITDA decreased 5.8%. On a pro forma basis to reflect the Versant separation, which was completed on January 2, 2026, and the sale of our Sky operations in Germany, which was completed on May 31, 2026, revenue and Adjusted EBITDA were consistent with the prior year period.

Earnings per Share (EPS) increased 7.2% to $0.97. Adjusted EPS decreased 4.0% to $1.07.

Capital Expenditures were consistent at $3.1 billion. Connectivity & Platforms’ capital expenditures increased 3.6% to $2.4 billion, primarily reflecting higher spending on customer premise equipment. Content & Experiences' capital expenditures decreased 10.6% to $639 million.

Net Cash Provided by Operating Activities was $7.9 billion. Free Cash Flow was $4.2 billion.

Dividends. Comcast paid dividends totaling $1.2 billion. As previously announced, Comcast suspended its share repurchase program beginning in the third quarter and expects the pause to remain in place through the proposed separation of its businesses into two independent publicly traded companies.

Connectivity & Platforms

($ in millions)				Constant Currency Change[7]
	3rd Quarter
	2026	2025[6]	Change

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$17,018	$17,636	(3.5%)	(3.4%)
Business Services Connectivity	2,645	2,576	2.7%	2.7%
Total Connectivity & Platforms Revenue	$19,663	$20,212	(2.7%)	(2.6%)

Connectivity & Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,110	$6,484	(5.8%)	(5.8%)
Business Services Connectivity	1,478	1,454	1.7%	1.7%
Total Connectivity & Platforms Adjusted EBITDA	$7,588	$7,938	(4.4%)	(4.4%)

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	35.9%	36.8%	(90) bps	(90) bps
Business Services Connectivity	55.9%	56.4%	(50) bps	(50) bps
Total Connectivity & Platforms Adjusted EBITDA Margin	38.6%	39.3%	(70) bps	(70) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Connectivity & Platforms decreased compared to the prior year period. Adjusted EBITDA decreased due to a decline in Residential Connectivity & Platforms, partially offset by growth in Business Services Connectivity. Residential Connectivity & Platforms revenue and Adjusted EBITDA performance reflect the investment in our go-to-market strategy. Adjusted EBITDA margin was 38.6%.

(in thousands)			Net Additions / (Losses)

			3rd Quarter
	3Q26	3Q25	2026	2025
Residential Connectivity & Platforms Customer Relationships
Domestic Residential Connectivity & Platforms Customer Relationships	30,040	30,642	(139)	(103)
International Residential Connectivity & Platforms Customer Relationships[8]	17,712	17,477	173	(95)
Total Residential Connectivity & Platforms Customer Relationships[8]	47,751	48,120	33	(199)

Total Domestic Broadband Residential Customers	28,343	28,897	(144)	(91)

Total Domestic Wireless Lines	10,555	8,941	368	414

Total Domestic Video Customers	10,394	11,515	(274)	(257)

Total Customer Relationships for Residential Connectivity & Platforms increased by 33,000 to 47.8 million, reflecting an increase in international residential customer relationships, partially offset by a decrease in domestic residential customer relationships. Total domestic broadband residential customer net losses were 144,000, total domestic wireless line net additions were 368,000 and total domestic video customer net losses were 274,000.

Residential Connectivity & Platforms

($ in millions)				Constant Currency Change[7]
	3rd Quarter
	2026	2025[6,9]	Change

Revenue
Domestic Broadband	$6,241	$6,550	(4.7%)	(4.7%)
Domestic Wireless Service	1,050	915	14.7%	14.7%
Domestic Convergence Revenue	7,292	7,466	(2.3%)	(2.3%)
Domestic Wireless Equipment	475	331	43.6%	43.6%
International Connectivity	1,314	1,275	3.1%	3.5%
Total Residential Connectivity	9,081	9,071	0.1%	0.2%
Video	5,910	6,475	(8.7%)	(8.5%)
Advertising	918	893	2.9%	3.1%
Other	1,109	1,197	(7.3%)	(7.2%)
Total Revenue	$17,018	$17,636	(3.5%)	(3.4%)

Operating Expenses
Programming	$3,624	$3,952	(8.3%)	(8.1%)
Non-Programming	7,284	7,200	1.2%	1.4%
Total Operating Expenses	$10,908	$11,152	(2.2%)	(2.0%)

Adjusted EBITDA	$6,110	$6,484	(5.8%)	(5.8%)
Adjusted EBITDA Margin	35.9%	36.8%	(90) bps	(90) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Residential Connectivity & Platforms decreased compared to the prior year period, primarily reflecting lower video and domestic broadband revenue, partially offset by higher domestic wireless equipment, domestic wireless service, international connectivity and advertising revenue. Domestic broadband revenue decreased due to lower average rates and a decline in the number of domestic broadband customers. Domestic wireless service revenue increased, reflecting growth in the customer base and the conversion of promotional free lines to paid service. Domestic wireless equipment revenue increased, driven by higher device sales. International connectivity revenue increased due to higher wireless revenue, primarily reflecting higher equipment revenue. Video revenue decreased primarily due to a decline in the number of video customers. Advertising revenue increased primarily due to higher domestic political advertising and higher revenue from our advanced advertising business, partially offset by lower international advertising and lower domestic nonpolitical advertising. Other revenue decreased primarily due to lower residential wireline voice revenue, driven by a decline in the number of customers.

Adjusted EBITDA for Residential Connectivity & Platforms decreased due to lower revenue, partially offset by lower operating expenses. Programming expenses decreased primarily due to a decline in the number of domestic video customers. Non-programming expenses increased primarily reflecting an increase in direct product costs, mainly due to growth in our domestic wireless business, partially offset by lower technical and support costs. Adjusted EBITDA margin was 35.9%.

Business Services Connectivity

($ in millions)				Constant Currency Change[7]
	3rd Quarter
	2026	2025	Change

Revenue	$2,645	$2,576	2.7%	2.7%
Operating Expenses	1,167	1,122	4.0%	4.0%
Adjusted EBITDA	$1,478	$1,454	1.7%	1.7%
Adjusted EBITDA Margin	55.9%	56.4%	(50) bps	(50) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Business Services Connectivity increased primarily due to an increase in revenue from enterprise solutions offerings.

Adjusted EBITDA for Business Services Connectivity increased due to higher revenue, partially offset by higher operating expenses. The increase in operating expenses was primarily due to increases in direct product costs and marketing and promotion expenses. Adjusted EBITDA margin was 55.9%.

Content & Experiences

($ in millions)
	3rd Quarter
	2026	2025[6]	Change
Content & Experiences Revenue
Media	$5,359	$4,744	13.0%
Excluding FIFA World Cup[10]	5,136	4,744	8.3%
Studios	2,967	3,000	(1.1%)
Theme Parks	2,597	2,717	(4.4%)
Headquarters & Other	14	15	(8.8%)
Eliminations	(400)	(579)	30.9%
Total Content & Experiences Revenue	$10,537	$9,898	6.5%

Content & Experiences Adjusted EBITDA
Media	$769	$247	NM
Studios	402	339	18.6%
Theme Parks	780	940	(17.1%)
Headquarters & Other	(191)	(204)	6.2%
Eliminations	40	69	42.2%
Total Content & Experiences Adjusted EBITDA	$1,800	$1,392	29.3%
NM=comparison not meaningful.

Revenue for Content & Experiences increased compared to the prior year period primarily driven by Media, which included $224 million of incremental revenue from the FIFA World Cup. Adjusted EBITDA for Content & Experiences increased primarily due to growth in Media and Studios, partially offset by a decline in Theme Parks.

Media

($ in millions)
	3rd Quarter
	2026	2025[6]	Change
Revenue
Domestic Advertising	$1,783	$1,556	14.6%
Excluding FIFA World Cup[10]	1,560	1,556	0.3%
Domestic Distribution	2,069	1,690	22.4%
International Networks	1,270	1,239	2.5%
Other	236	259	(8.9%)
Total Revenue	$5,359	$4,744	13.0%
Excluding FIFA World Cup[10]	5,136	4,744	8.3%
Operating Expenses	4,590	4,497	2.1%
Adjusted EBITDA	$769	$247	NM
NM=comparison not meaningful.

Revenue for Media increased primarily due to higher domestic distribution and domestic advertising revenue. Excluding $224 million of incremental revenue from the FIFA World Cup, Media revenue increased 8.3%. Domestic advertising revenue increased primarily due to the impact of the FIFA World Cup. Excluding the incremental revenue associated with this event, domestic advertising revenue was consistent primarily reflecting higher revenue at Peacock, offset by lower revenue at our networks. Domestic distribution revenue increased primarily due to higher revenue at Peacock, driven by higher average rates and an increase in paid subscribers compared to the prior year period.

Adjusted EBITDA for Media increased due to higher revenue partially offset by higher operating expenses. The increase in operating expenses was primarily driven by higher other expenses, partially offset by lower programming and production costs. Other expenses increased primarily due to costs related to Peacock. Programming and production costs decreased primarily due to lower programming costs at Peacock and our international networks, partially offset by costs associated with the FIFA World Cup. Media results include $1.8 billion of revenue and Adjusted EBITDA11 of $261 million related to Peacock, which includes amounts attributable to the FIFA World Cup, compared to $1.4 billion of revenue and an Adjusted EBITDA11 loss of $217 million in the prior year period.

Studios

($ in millions)
	3rd Quarter
	2026	2025[6]	Change
Revenue
Content Licensing	$1,553	$2,035	(23.7%)
Theatrical	1,129	639	76.6%
Other	285	326	(12.7%)
Total Revenue	$2,967	$3,000	(1.1%)
Operating Expenses	2,565	2,661	(3.6%)
Adjusted EBITDA	$402	$339	18.6%

Revenue for Studios decreased primarily due to lower content licensing revenue, partially offset by higher theatrical revenue. Content licensing revenue decreased primarily due to the timing of when content was made available by our television studios. Theatrical revenue increased primarily due to the successful performance of recent releases, including The Odyssey and Minions & Monsters, as well as the carryover benefit of Obsession.

Adjusted EBITDA for Studios increased due to lower operating expenses, which more than offset lower revenue. The decrease in operating expenses was primarily driven by lower programming and production expenses, mainly due to lower content licensing sales at our television studios, partially offset by higher film costs, as well as lower marketing and promotion expenses due to the timing of spending on recent and upcoming theatrical film releases.

Theme Parks

($ in millions)
	3rd Quarter
	2026	2025[6]	Change

Revenue	$2,597	$2,717	(4.4%)
Operating Expenses	1,817	1,777	2.3%
Adjusted EBITDA	$780	$940	(17.1%)

Revenue for Theme Parks decreased primarily due to lower revenue from park admissions, including from the impact of increased promotional activity.

Adjusted EBITDA for Theme Parks decreased reflecting lower revenue and higher operating expenses. The increase in operating expenses was primarily due to operating costs associated with our domestic parks, partially offset by a decrease in operating costs at our international parks.

Headquarters & Other

Content & Experiences Headquarters & Other includes overhead, personnel costs and costs associated with corporate initiatives. Headquarters & Other Adjusted EBITDA loss in the third quarter was $191 million, compared to a loss of $204 million in the prior year period.

Eliminations

Amounts represent eliminations of transactions between our Content & Experiences segments, the most significant being content licensing between the Studios and Media segments, which are affected by the timing of recognition of content licenses. Revenue eliminations were $400 million, compared to $579 million in the prior year period, and Adjusted EBITDA eliminations were a benefit of $40 million, compared to a benefit of $69 million in the prior year period.

Corporate, Other and Eliminations

($ in millions)
	3rd Quarter
	2026	2025[6]	Change
Corporate & Other
Revenue	$341	$315	8.2%
Operating Expenses	640	587	8.9%
Adjusted EBITDA	($299)	($272)	(9.7%)

Eliminations
Revenue	($1,242)	($1,273)	(2.5%)
Operating Expenses	(1,260)	(1,254)	0.5%
Adjusted EBITDA	$18	($19)	NM
NM=comparison not meaningful.
Amounts for 2025 exclude the impacts of Versant and our Sky operations in Germany. Amounts for 2026 exclude the impacts of our Sky operations in Germany through the date of sale. See Table 8 for the reconciliation to consolidated results.

Corporate & Other

Corporate & Other primarily includes overhead and personnel costs; our regional sports networks; and Comcast Spectacor, which owns the Philadelphia Flyers and the Xfinity Mobile Arena in Philadelphia, Pennsylvania. Corporate & Other Adjusted EBITDA decreased primarily reflecting lower revenue associated with our regional sports networks.

Eliminations

Amounts represent eliminations of transactions between Connectivity & Platforms, Content & Experiences and other businesses, the most significant being distribution of television network programming between the Media and Residential Connectivity & Platforms segments. Revenue eliminations were $1.2 billion, compared to $1.3 billion in the prior year period, and Adjusted EBITDA eliminations were a benefit of $18 million compared to a loss of $19 million in the prior year period.

Notes:
1Certain financial information is presented on a pro forma basis in connection with the separation of Versant, which was completed on January 2, 2026 (the “Versant Separation”), and the sale of our Sky operations in Germany, which was completed on May 31, 2026 (the "Sale"). The pro forma financial measures are non-GAAP financial measures and are presented as if the Versant Separation and the Sale had both occurred on January 1, 2024. The pro forma information is primarily based on historical results of operations and includes pro forma adjustments in accordance with Article 11 of Regulation S-X that are directly attributable to the Versant Separation and the Sale. For the Versant Separation, this includes adjustments related to the commercial services agreement for the sale and use of Versant’s advertising and promotional inventory. This pro forma information is not necessarily indicative of future results. See Table 8 for reconciliations of non-GAAP financial measures.
2We define Adjusted Net Income and Adjusted EPS as net income attributable to Comcast Corporation and diluted earnings per common share attributable to Comcast Corporation shareholders, respectively, adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. See Table 5 for reconciliations of non-GAAP financial measures.
3We define Adjusted EBITDA as net income attributable to Comcast Corporation before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. See Table 4 for reconciliation of non-GAAP financial measure.
4All earnings per share amounts are presented on a diluted basis.
5We define Free Cash Flow as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures and cash paid for intangible assets. From time to time, we may exclude from Free Cash Flow the impact of certain cash receipts or payments (such as significant legal settlements) that affect period-to-period comparability. Cash payments related to certain capital or intangible assets, such as the construction of Universal Beijing Resort, are presented separately in our Consolidated Statement of Cash Flows and are therefore excluded from capital expenditures and cash paid for intangible assets for Free Cash Flow. See Table 4 for reconciliation of non-GAAP financial measure.
6Beginning in the first quarter of 2026, we updated the composition of our segments to align with the segment-level information that is regularly provided to our chief operating decision maker, including (1) adjusting the Media segment to exclude the historical results of Versant; (2) reclassifying the results of our regional sports networks to Corporate and other from the Media segment; (3) reclassifying the results of Xumo, our streaming platform joint venture with Charter Communications, to the Residential Connectivity & Platforms segment from Corporate and other; (4) reclassifying certain shared expenses into the related Media, Studios and Theme Parks segments from Content & Experiences Headquarters & Other; and (5) adjusting the Media segment and Versant for the effects of our commercial services agreement. Prior periods have been reclassified to reflect the current year presentation.
7Constant currency growth rates are calculated by comparing the results for each comparable prior year period adjusted to reflect the average exchange rates from each current year period presented rather than the actual exchange rates that were in effect during the respective periods. See Table 6 for reconciliations of non-GAAP financial measures.
8Residential Connectivity & Platforms customer relationships and International Residential Connectivity & Platforms customer relationships were updated in the first quarter of 2026 due to a conforming change in methodology, resulting in a decrease of 125,000 customers. There was no impact to net additions and information for all periods have been recast on a comparable basis.
9Beginning in the first quarter of 2026, commission revenue from the sale of certain direct to consumer (“DTC”) streaming services is presented in domestic broadband revenue or video revenue based on whether a customer is entitled to receive the DTC streaming service through a broadband or video service offering. Domestic broadband revenue also includes revenue from streaming devices available to our broadband customers. Previously, all of these amounts were in video revenue. Prior periods have been reclassified to reflect the current year presentation.
10From time to time, we may present adjusted information (e.g., Adjusted Revenues) to exclude the impact of certain events, gains, losses or other charges affecting period-to-period comparability of our operating performance. See Table 7 for reconciliations of non-GAAP financial measures.
11Adjusted EBITDA is the measure of profit or loss for our segments. From time to time, we may present Adjusted EBITDA for components of our reportable segments, such as Peacock. We believe these measures are useful to evaluate our financial results and provide a basis of comparison to others, although our definition of Adjusted EBITDA may not be directly comparable to similar measures used by other companies. Adjusted EBITDA for components are presented on a consistent basis with the respective segments and disaggregated in accordance with GAAP.
Numerical information is presented on a rounded basis using actual amounts, unless otherwise noted. The change in Peacock paid subscribers is calculated using rounded paid subscriber amounts. Minor differences in totals and percentage calculations may exist due to rounding.
Conference Call and Other Information
Comcast Corporation will host a conference call with the financial community today, October 22, 2026, at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on our Investor Relations website at www.cmcsa.com. A replay of the call will be available today, October 22, 2026, starting at 11:30 a.m. ET on the Investor Relations website.

From time to time, we post information that may be of interest to investors on our website at www.cmcsa.com and on our corporate website, www.comcastcorporation.com. To automatically receive Comcast financial news by email, please visit www.cmcsa.com and subscribe to email alerts.
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Investor Contacts:		Press Contacts:
Marci Ryvicker	Marci_Ryvicker@Comcast.com	Jennifer Khoury	Jennifer_Khoury@Comcast.com
(215) 531-3296
Jane Kearns	Jane_Kearns@Comcast.com	John Demming	John_Demming@Comcast.com
(215) 429-4744
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Caution Concerning Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; the advertising market; consumer acceptance of our content; programming costs; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; significant tax liability if the separation of Versant is not tax-free; laws and regulations; adverse decisions in litigation or governmental investigations; risks related to our intention to separate NBCUniversal and Sky in a spin-off; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.

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Non-GAAP Financial Measures
In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

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About Comcast Corporation
Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

TABLE 1
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$29,298	$31,198	$90,695	$91,397

Costs and expenses
Programming and production	7,515	8,655	26,789	24,646
Marketing and promotion	2,119	2,196	6,540	6,435
Other operating and administrative	10,645	10,795	31,498	31,109
Depreciation	2,385	2,353	7,108	6,934
Amortization	1,314	1,666	4,144	5,089
	23,978	25,665	76,079	74,213

Operating income	5,320	5,534	14,616	17,184

Interest expense	(962)	(1,128)	(3,108)	(3,283)

Investment and other income (loss), net
Equity in net income (losses) of investees, net	129	(90)	23	(312)
Realized and unrealized gains (losses) on equity securities, net	(46)	(60)	(65)	52
Other income (loss), net	6	212	325	9,966
	88	61	283	9,705

Income before income taxes	4,446	4,468	11,791	23,607

Income tax (expense) benefit	(1,084)	(1,218)	(2,983)	(6,017)

Net income	3,362	3,249	8,807	17,590

Less: Net income (loss) attributable to noncontrolling interests	(87)	(83)	(341)	(241)

Net income attributable to Comcast Corporation	$3,448	$3,332	$9,148	$17,830

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.97	$0.90	$2.55	$4.78

Diluted weighted-average number of common shares	3,562	3,689	3,583	3,733

TABLE 2
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
(in millions)	September 30,
	2026	2025

OPERATING ACTIVITIES
Net income	$8,807	$17,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,252	12,023
Share-based compensation	1,134	1,014
Noncash interest expense (income), net	314	359
Net (gain) loss on investment activity and other	(7)	(9,282)
Deferred income taxes	1,523	3,250
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Current and noncurrent receivables, net	(1,000)	716
Film and television costs, net	251	(168)
Accounts payable and accrued expenses related to trade creditors	890	(135)
Other operating assets and liabilities	(278)	(566)

Net cash provided by operating activities	22,886	24,802

INVESTING ACTIVITIES
Capital expenditures	(8,311)	(8,001)
Cash paid for intangible assets	(1,859)	(1,934)
Construction of Universal Beijing Resort	—	(3)
Acquisitions, net of cash acquired	—	(1,279)
Proceeds from sales of businesses and investments	128	644
Purchases of investments	(668)	(1,226)
Other	461	80

Net cash (used in) investing activities	(10,249)	(11,720)

FINANCING ACTIVITIES
Proceeds from borrowings	1,990	2,494
Repurchases and repayments of debt	(10,405)	(4,366)
Repurchases of common stock under repurchase program and employee plans	(2,517)	(5,618)
Dividends paid	(3,606)	(3,685)
Cash transferred to Versant, net	(750)	—
Other	(236)	51

Net cash (used in) financing activities	(15,525)	(11,124)

Impact of foreign currency on cash, cash equivalents and restricted cash	6	35

Increase (decrease) in cash, cash equivalents and restricted cash	(2,882)	1,994

Cash, cash equivalents and restricted cash, beginning of period	10,559	7,377

Cash, cash equivalents and restricted cash, end of period	$7,676	$9,371

TABLE 3
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	September 30,	December 31,
	2026	2025
ASSETS

Current Assets
Cash and cash equivalents	$7,596	$9,481
Receivables, net	13,542	13,869
Other current assets	4,085	6,217
Total current assets	25,223	29,567

Film and television costs	11,095	12,214

Investments	7,860	7,952

Property and equipment, net	66,957	65,680

Goodwill	53,239	61,502

Franchise rights	59,365	59,365

Other intangible assets, net	19,073	22,474

Other noncurrent assets, net	14,956	13,877

	$257,769	$272,631

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$11,932	$11,058
Deferred revenue	3,958	4,097
Accrued expenses and other current liabilities	11,269	12,410
Current portion of debt	3,560	5,958
Total current liabilities	30,719	33,524

Noncurrent portion of debt	83,806	92,979

Deferred income taxes	29,022	27,788

Other noncurrent liabilities	21,554	20,965

Redeemable noncontrolling interests	171	224

Equity
Comcast Corporation shareholders' equity	92,529	96,903
Noncontrolling interests	(33)	249
Total equity	92,497	97,151

	$257,769	$272,631

TABLE 4

Reconciliation from Net Income Attributable to Comcast Corporation to Adjusted EBITDA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions)	2026	2025	2026	2025
Net income attributable to Comcast Corporation	$3,448	$3,332	$9,148	$17,830
Net income (loss) attributable to noncontrolling interests	(87)	(83)	(341)	(241)
Income tax expense (benefit)	1,084	1,218	2,983	6,017
Interest expense	962	1,128	3,108	3,283
Investment and other (income) loss, net	(88)	(61)	(283)	(9,705)
Depreciation	2,385	2,353	7,108	6,934
Amortization	1,314	1,666	4,144	5,089
Transaction costs(1)	22	26	73	82
Transaction-related costs(2)	4	90	4	166
Other adjustments (3)	61	—	(7)	29
Adjusted EBITDA	$9,106	$9,669	$25,938	$29,484

Reconciliation from Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$7,902	$8,693	$22,886	$24,802
Capital expenditures	(3,058)	(3,071)	(8,311)	(8,001)
Cash paid for capitalized software and other intangible assets	(633)	(677)	(1,859)	(1,934)
Free Cash Flow	$4,211	$4,945	$12,716	$14,866

(1)
Transaction costs are incremental costs directly related to effectuating the Versant Separation and the proposed NBCUniversal Spin-off and primarily include advisory, legal and audit fees, as well as legal entity separation costs. The three and nine months ended September 30, 2026 include $22 million of transaction costs related to the proposed NBCUniversal Spin-off. The nine months ended September 30, 2026 also include $51 million of transaction costs related to the Versant Separation. The three and nine months ended September 30, 2025 include $26 million and $82 million, respectively, of transaction costs related to the Versant Separation.

(2)
Transaction-related costs are incremental costs incurred related to the Versant Separation and the proposed NBCUniversal Spin-off, including costs that reflect strategic decisions about how the related stand-alone businesses will be structured or operated, which may be different than if they remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs. The three and nine months ended September 30, 2026 include $4 million of transaction-related costs related to the proposed NBCUniversal Spin-off. The three and nine months ended September 30, 2025 include $90 million and $166 million, respectively, of transaction-related costs related to the Versant Separation.

(3)
Amounts represent the impact of certain other events, gains, losses or other charges that are excluded from Adjusted EBITDA. The three and nine months ended September 30, 2026 include certain share-based compensation expenses and costs related to our investment portfolio. The nine months ended September 30, 2026 also include a gain related to a legal settlement. The three and nine months ended September 30, 2025 include costs related to our investment portfolio.

TABLE 5

Reconciliations of Adjusted Net Income and Adjusted EPS (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,

	2026		2025		2026		2025
(in millions, except per share data)
	$	EPS	$	EPS	$	EPS	$	EPS

Net income attributable to Comcast Corporation and diluted earnings per share attributable to Comcast Corporation shareholders	$3,448	$0.97	$3,332	$0.90	$9,148	$2.55	$17,830	$4.78
Change	3.5%	7.2%			(48.7%)	(46.5%)

Amortization of acquisition-related intangible assets(1)	402	0.11	633	0.17	1,211	0.34	1,861	0.50
Investments(2)	(95)	(0.03)	43	0.01	(88)	(0.02)	79	0.02
Items affecting period-over-period comparability:
Long-lived asset impairments(3)	—	—	—	—	130	0.04	155	0.04
Transaction costs(4)	19	0.01	23	0.01	64	0.02	72	0.02
Transaction-related costs(5)	4	—	79	0.02	4	—	146	0.04
Sale of Sky operations in Germany(6)	—	—	—	—	(68)	(0.02)	—	—
Gain related to investment(7)	—	—	15	—	—	—	(7,057)	(1.89)
Tax benefit from internal corporate reorganization(8)	—	—	—	—	—	—	(177)	(0.05)
Other adjustments(9)	46	0.01	—	—	(2)	—	—	—

Adjusted Net income and Adjusted EPS	$3,824	$1.07	$4,125	$1.12	$10,398	$2.90	$12,909	$3.46
Change	(7.3%)	(4.0%)			(19.5%)	(16.1%)

(1)Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic 805, Business Combinations (such as customer relationships), and their amortization is significantly affected by the size and timing of our acquisitions. Amortization of intangible assets not resulting from business combinations (such as software and acquired intellectual property rights used in our theme parks) is included in Adjusted Net Income and Adjusted EPS.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Amortization of acquisition-related intangible assets before income taxes	$524	$824	$1,576	$2,424
Amortization of acquisition-related intangible assets, net of tax	$402	$633	$1,211	$1,861
(2)Adjustments for investments include realized and unrealized (gains) losses on equity securities, net (as stated in Table 1), as well as the equity in net (income) losses of investees, net, for certain equity method investments, including Atairos and Hulu and costs related to our investment portfolio.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Realized and unrealized (gains) losses on equity securities, net	$46	$60	$65	($52)
Equity in net (income) losses of investees, net and other	(172)	(4)	(182)	152
Investments before income taxes	(126)	57	(117)	101
Investments, net of tax	($95)	$43	($88)	$79
(3)Year to date 2026 net income attributable to Comcast Corporation includes $171 million, $130 million net of tax, of long-lived asset impairments. Year to date 2025 net income attributable to Comcast Corporation includes $155 million of long-lived asset impairments.
(4)3rd quarter and year to date 2026 net income attributable to Comcast Corporation includes $22 million, $19 million net of tax, of transaction costs related to the proposed NBCUniversal Spin-off. Year to date 2026 also includes $51 million, $45 million net of tax, of transaction costs related to the Versant Separation. 3rd quarter and year to date 2025 net income attributable to Comcast Corporation includes $26 million and $82 million, $23 million and $72 million net of tax, respectively, of transaction costs related to the Versant Separation. Transaction costs are incremental costs directly related to effectuating the Versant Separation and the proposed NBCUniversal Spin-off and primarily include advisory, legal and audit fees, and legal entity separation costs.
(5)3rd quarter and year to date 2026 net income attributable to Comcast Corporation includes $4 million, $4 million net of tax, of transaction-related costs related to the proposed NBCUniversal Spin-off. 3rd quarter and year to date 2025 net income attributable to Comcast Corporation includes $90 million and $166 million, $79 million and $146 million net of tax, respectively, of transaction-related costs related to the Versant Separation. Transaction-related costs are incremental costs incurred related to the Versant Separation and the proposed NBCUniversal Spin-off, including costs that reflect strategic decisions about how the related stand-alone businesses will be structured or operated, which may be different than if they remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.
(6)Year to date 2026 net income attributable to Comcast Corporation includes a loss of $9 million in depreciation expense, $7 million net of tax, due to the sale of our Sky operations in Germany. Year to date 2026 also includes a $75 million income tax benefit, related to assets of our Sky operations in Germany that were sold on May 31, 2026.
(7)Year to date 2025 net income attributable to Comcast Corporation includes a $9.4 billion pre-tax gain in other income (loss), net, $7.1 billion net of tax, related to the sale of our interest in Hulu, net of an adjustment for related transaction and other costs of $20 million,$15 million net of tax, recognized in the 3rd quarter of 2025.
(8)Year to date 2025 net income attributable to Comcast Corporation includes a $177 million income tax benefit due to an internal corporate reorganization.
(9)3rd quarter 2026 net income attributable to Comcast Corporation includes $61 million, $46 million net of tax, related to certain share-based compensation expenses. Year to date 2026 net income attributable to Comcast Corporation includes $(5) million, $(2) million net of tax, of other adjustments, which includes a gain related to a legal settlement and certain share-based compensation expenses.

TABLE 6
Reconciliation of Constant Currency (Unaudited)

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Connectivity & Platforms Constant Currency

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$17,636	($22)	$17,613	$53,140	$325	$53,466
Business Services Connectivity	2,576	—	2,576	7,647	2	7,648
Total Connectivity & Platforms Revenue	$20,212	($22)	$20,189	$60,787	$327	$61,114

Connectivity and Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,484	$—	$6,485	$20,332	$46	$20,378
Business Services Connectivity	1,454	—	1,454	4,320	(1)	4,318
Total Connectivity & Platforms Adjusted EBITDA	$7,938	$—	$7,939	$24,652	$44	$24,696

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	36.8%	— bps	36.8%	38.3%	(20) bps	38.1%
Business Services Connectivity	56.4%	— bps	56.4%	56.5%	— bps	56.5%
Total Connectivity & Platforms Adjusted EBITDA Margin	39.3%	— bps	39.3%	40.6%	(20) bps	40.4%

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Residential Connectivity & Platforms Constant Currency

Revenue
Domestic broadband	$6,550	$—	$6,550	$19,878	$—	$19,878
Domestic wireless service	915	—	915	2,647	—	2,647
Domestic convergence revenue	7,466	—	7,466	22,525	—	22,525
Domestic wireless equipment	331	—	331	917	—	917
International connectivity	1,275	(5)	1,270	3,626	89	3,715
Total residential connectivity	$9,071	($5)	$9,066	$27,068	$89	$27,157
Video	6,475	(14)	6,461	19,681	182	19,864
Advertising	893	(2)	891	2,743	29	2,772
Other	1,197	(1)	1,195	3,649	25	3,673
Total Revenue	$17,636	($22)	$17,613	$53,140	$325	$53,466

Operating Expenses
Programming	$3,952	($9)	$3,943	$12,057	$119	$12,176
Non-Programming	7,200	(14)	7,186	20,751	160	20,912
Total Operating Expenses	$11,152	($23)	$11,129	$32,808	$280	$33,088

Adjusted EBITDA	$6,484	$—	$6,485	$20,332	$46	$20,378
Adjusted EBITDA Margin	36.8%	— bps	36.8%	38.3%	(20) bps	38.1%

TABLE 7

Reconciliation of Media Revenue Excluding Olympics, Super Bowl and FIFA World Cup (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2026	2025	Change	2026	2025	Change

Revenue	$5,359	$4,744	13.0%	$18,330	$13,813	32.7%

Milan Cortina Olympics	—	—		1,420	—

2026 Super Bowl	—	—		758	—

2026 FIFA World Cup	224	—		664	—

Revenue excluding Olympics, Super Bowl and FIFA World Cup	$5,136	$4,744	8.3%	$15,488	$13,813	12.1%

Reconciliation of Media Domestic Advertising Revenue Excluding Olympics, Super Bowl and FIFA World Cup (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2026	2025	Change	2026	2025	Change

Revenue	$1,783	$1,556	14.6%	$7,399	$4,418	67.5%

Milan Cortina Olympics	—	—		1,159	—

2026 Super Bowl	—	—		758	—

2026 FIFA World Cup	224	—		664	—

Revenue excluding Olympics, Super Bowl and FIFA World Cup	$1,560	$1,556	0.3%	$4,819	$4,418	9.1%

Reconciliation of Media Domestic Distribution Revenue Excluding Olympics (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2026	2025	Change	2026	2025	Change

Revenue	$2,069	$1,690	22.4%	$6,345	$4,990	27.2%

Milan Cortina Olympics	—	—		262	—

Revenue excluding Olympics	$2,069	$1,690	22.4%	$6,084	$4,990	21.9%

TABLE 8

Reconciliation of Pro Forma Consolidated Revenue (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2026	2025	Change	2026	2025	Change

Consolidated Revenue	$29,298	$31,198	(6.1)%	$90,695	$91,397	(0.8)%

Less: Versant	—	1,731		—	5,270

Less: Sky operations in Germany	—	568		966	1,639

Less: Eliminations	—	(252)		(29)	(776)

Pro Forma Consolidated Revenue	$29,298	$29,151	0.5%	$89,758	$85,265	5.3%
Reconciliation of Pro Forma Consolidated Adjusted EBITDA (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

(in millions)	2026	2025	Change	2026	2025	Change

Net income attributable to Comcast Corporation	$3,448	$3,332		$9,148	$17,830
Net income (loss) attributable to noncontrolling interests	(87)	(83)		(341)	(241)
Income tax expense (benefit)	1,084	1,218		2,983	6,017
Interest expense	962	1,128		3,108	3,283
Investment and other (income) loss, net	(88)	(61)		(283)	(9,705)
Depreciation	2,385	2,353		7,108	6,934
Amortization	1,314	1,666		4,144	5,089
Transaction costs(1)	22	26		73	82
Transaction-related costs(2)	4	90		4	166
Other adjustments (3)	61	—		(7)	29
Adjusted EBITDA	$9,106	$9,669	(5.8%)	$25,938	$29,484	(12.0%)

Less: Versant	—	554		—	2,177

Less: Sky operations in Germany	—	69		(59)	130

Less: Eliminations	—	8		—	21

Pro Forma Consolidated Adjusted EBITDA	$9,106	$9,038	0.8%	$25,996	$27,156	(4.3)%

(1)Transaction costs are incremental costs directly related to effectuating the Versant Separation and the proposed NBCUniversal Spin-off and primarily include advisory, legal and audit fees, as well as legal entity separation costs. The three and nine months ended September 30, 2026 include $22 million of transaction costs related to the proposed NBCUniversal Spin-off. The nine months ended September 30, 2026 also include $51 million of transaction costs related to the Versant Separation. The three and nine months ended September 30, 2025 include $26 million and $82 million, respectively, of transaction costs related to the Versant Separation.
(2)Transaction-related costs are incremental costs incurred related to the Versant Separation and the proposed NBCUniversal Spin-off, including costs that reflect strategic decisions about how the related stand-alone businesses will be structured or operated, which may be different than if they remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs. The three and nine months ended September 30, 2026 include $4 million of transaction-related costs related to the proposed NBCUniversal Spin-off. The three and nine months ended September 30, 2025 include $90 million and $166 million, respectively, of transaction-related costs related to the Versant Separation.
(3)Amounts represent the impact of certain other events, gains, losses or other charges that are excluded from Adjusted EBITDA. The three and nine months ended September 30, 2026 include certain share-based compensation expenses and costs related to our investment portfolio. The nine months ended September 30, 2026 also include a gain related to a legal settlement. The three and nine months ended September 30, 2025 include costs related to our investment portfolio.